UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 10, 2016

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Connecticut Path

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code: 508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 10, 2016, the Board of Directors (the “Board”) of HeartWare International, Inc. (“HeartWare” or the “Company”) expanded the number of directors on the Board from nine to ten and appointed Chadwick M. Cornell as a director of the Company. A copy of the press release announcing Mr. Cornell’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Chadwick M. Cornell, age 43, is a Managing Director at Goldner Hawn Johnson & Morrison, Inc., a middle-market private equity firm, which he joined in 2013 following his tenure as Vice President of Corporate Development at Medtronic, Inc. (“Medtronic”). While at Medtronic, Mr. Cornell supported the transaction activity of various Medtronic businesses and initiatives, and led the corporate development group during his last five years at Medtronic. As Vice President of Corporate Development, he was responsible for global acquisition, divestiture, venture investment and strategic transaction activity. Earlier in his tenure with Medtronic, Mr. Cornell led transaction activity related to interventional cardiology and cardiac surgery, as well as musculoskeletal and international business development. Prior to joining Medtronic, Mr. Cornell was a corporate lawyer at Sidley Austin, LLP in Chicago, concentrating on mergers and acquisitions and securities offerings. Mr. Cornell earned a bachelor’s degree in accounting from Marquette University and holds a Juris Doctorate from the University of Pennsylvania Law School. He is a Chartered Financial Analyst and Certified Public Accountant.

Mr. Cornell was jointly selected as an independent director to the Board by HeartWare and Engaged Capital, LLC (“Engaged”) pursuant to the Cooperation Agreement that was announced in January 2016 (the “Cooperation Agreement”). The Cooperation Agreement, dated January 28, 2016, by and among HeartWare, Engaged and certain affiliates of Engaged, was filed with the Securities and Exchange Commission on January 28, 2016 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.

HeartWare non-executive directors receive a retainer in the amount of $60,000 per annum plus incremental annual retainers for service on Board committees. At a minimum, Mr. Cornell will serve on the Company’s Business Strategy Committee formed pursuant to the terms of the Cooperation Agreement. The annual retainer amount for serving on the Business Strategy Committee has not yet been determined. In addition, non-executive directors are granted 1,000 Restricted Stock Units upon appointment plus 1,000 Restricted Stock Units and 1,000 Options to purchase HeartWare shares, annually. Mr. Cornell has not been a participant in any transaction with the Company since January 1, 2015.

A copy of the Letter of Appointment from HeartWare to Mr. Cornell is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter of Appointment as a Director of the Company, dated March 11, 2016, by HeartWare to Chadwick M. Cornell.

99.1	Press Release Announcing the Appointment of Chadwick M. Cornell as a Director of the Company dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: March 15, 2016	By:	/s/ Lawrence J. Knopf
Name: Lawrence J. Knopf
Title: Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter of Appointment as a Director of the Company, dated March 11, 2016, by HeartWare to Chadwick M. Cornell.

99.1	Press Release Announcing the Appointment of Chadwick M. Cornell as a Director of the Company dated March 14, 2016.